                                                                 EXHIBIT 99.19

PRO FORMA IMPACT OF FIONA MINORITY INTEREST ON ANNA
ASSUMES EMMA SELLS CS STOCK AND REINVESTS PROCEEDS AT 7.5%


                             At an AXA ADS
                         of $79.00 on 8/29/2000           At an AXA ADS price of $67.25 on 9/28/2000
                         ------------------------    --------------------------------------------------------
                               Initial Bid              Scenario 1         Scenario 2          Scenario 3
                                 $53.50                  $58.20              $55.00               $54.22
                         ------------------------    ----------------    ----------------    ----------------
                             2000        2001          2000     2001      2000      2001       2000     2001
                         ------------------------    ----------------    ----------------    ----------------
Anna Base Case EPS        $  2.66      $  3.11       $  2.66  $  3.11    $  2.66  $  3.11    $  2.66  $  3.11

EPS After Samantha
  and Diana Transactions     2.34         2.78          2.34     2.7  8     2.34     2.78       2.34     2.78

Diana and Samantha
  Accretion/(Dilution)     (11.8)%      (10.6)%       (11.8)%  (10.6)%    (11.8)%  (10.6)%    (11.8)%  (10.6)%

EPS Post Fiona Buy-In        2.30         2.76          2.22     2.68       2.27     2.74       2.25     2.72

----------------------------------------------------------------------------------------------------------
Fiona Buy-In Incremental
  Accretion/(Dilution)      (1.9)%       (0.6)%        (5.4)%   (3.6)%     (2.9)%   (1.5)%     (3.8)%   (2.0)%

----------------------------------------------------------------------------------------------------------

Total Transactions
  Accretion/(Dilution)     (13.5)%      (11.2)%       (16.6)%  (13.8)%    (14.4)%  (11.9)%    (15.2)%  (12.4)%

CASH ANALYSIS

EPS Post Fiona Buy-In        2.42         2.89          2.37    2.83        2.41     2.87       2.40     2.87

Fiona Buy-In Incremental
  Accretion/(Dilution)       3.4%         3.9%          1.1%    1.8%        2.7%     3.3%       2.5%     3.2%

Total Transactions
  Accretion/(Dilution)     (8.8)%        (7.1)%       (10.9)%  (8.9)%      (9.4)%   (7.7)%     (9.6)%   (7.7)%


ASSUMPTIONS AND NOTES
Fiona minority interest is currently 172.1 shares, 40.3% of fully diluted shares outstanding. Buyout includes conversion of options calculated using treasury method. Fiona earnings estimates reflect the acquisition of Samantha and the sale of Diana. Anna share price is $67.25 and market capitalization is $52.9 billion as of 9/28/2000.
40% of Goodwill written off to equity under French GAAP.
Financial informtation as of 6/30/2000.

BLENDED MULTIPLE VALUATION


Fiona Blended 2001E P/E Multiple (a)             15.5 x

                                                                --------------------------------  --------------------------------
                                               IMPLIED PRICE            IMPLIED PREMIA AT                  IMPLIED MULTIPLES AT
                                               -------------    --------------------------------  --------------------------------
Fiona EPS                                                       $50.30(b) $53.50  $57.00  $60.00  $50.30(b) $53.50  $57.00  $60.00
---------
Pre-Diana (c)
         $ 3.30                                 $ 51.31          (2.0)%     4.3%   11.1%   16.9%   15.2x     16.2x   17.3x   18.2x

Post-Diana (Assumes Emma Holds Stock)
         $ 2.63                                 $ 40.80          23.3      31.1    39.7    47.1    19.1      20.4    21.7    22.8

Post-Diana (Stock Proceeds Reinvested @ 7.5%)
         $ 2.82                                 $ 43.86          14.7      22.0    30.0    36.8    17.8      18.9    20.2    21.2

Post-Diana (Stock Proceeds Reinvested) Less Credit Losses (d)
         $ 2.76                                 $ 42.81          17.5      25.0    33.1    40.2    18.2      19.4    20.7    21.8
                                                                --------------------------------  --------------------------------


(a) Assumes 70% Insurance (J-P Multiple of 14.3x) and 30% Asset Management (Median multiple of 18.4x).
(b) Value of Fiona offer at September 27, 2000 given Anna Price of $67.19
(c) IBES median estimate.
(d) Assumes Fiona gives up after tax investment income of $29mm on $600mm of capital due to credit issues.

PRO FORMA IMPACT ON FIONA OF DIANA SALE
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                             2000E           2001E
Base case net income                        $ 1,291       $   1,449
Less: Diana earnings                         (441.7)         (457.5)
Plus: interest on cash proceeds                44.8            44.8
Plus: dividends on stock proceeds              66.6            69.2
                                            -------       ---------
Pro forma net income                        $ 960.3       $ 1,105.4
                                            -------       ---------

Weighted average FD shares out.               437.8           433.0

----------------------------------------------------------------------
Pro forma FD EPS                             $ 2.19          $ 2.55
Base case EPS                                $ 2.95          $ 3.35
Accretion / (Dilution)                        (25.6)%         (23.7)%
----------------------------------------------------------------------

Notes and Assumptions
Earnings estimates from GS Research
$0.90 per share dividends paid on ADRs received by Fiona; grown at 4% in 2001 (approximate annual growth in last 5 years). 7.5% pre-tax return on cash proceeds from Diana sale.

FIONA VALUATION BY PARTS - METHOD 1
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                       6/22/2000
                                                                       $ 36.81

                                   2000E Segment                                    Valuation of
                                    Earnings (a)           P/E Range               Fiona Segments         Per Fiona Share (b)
                                   -------------           ---------               --------------         -------------------
Alexandra                               $ 389         13.0 x - 17.0 x  (c)      $ 5,056  -  $  6,612     $ 11.67  -   $ 15.26
Diana                                     442          7.0 x - 11.0 x  (c)        3,092  -     4,859        7.13  -     11.21
Emma                                      682         10.0 x - 13.0 x  (c)        6,820  -     8,866       15.74  -     20.46
Alexandra corporate exp.                 (112)         9.9 x   13.4 x  (d)       (1,107) -    (1,504)      (2.55) -     (3.47)
Corporate and other (e)                   (83)         9.9 x - 13.4 x  (d)         (825) -    (1,121)      (1.90) -     (2.59)
                                      -------          -----   ----------      -----------  --------     ----------   -------
Total                                 $ 1,317          9.9 x - 13.4 x          $ 13,036  -  $ 17,711     $ 30.08  -   $ 40.87


(a) Earnings and overhead estimatesoderived from GS Research. Alexandra estimate pro forma for Samantha acquisition.
(b) Fiona shares outstanding equal to 433.4 million, from IBES estimates.
(c) P/E range of selected comparable companies in the industry.
(d) Weighted average of Alexandra, Diana and Emma multiples.
(e) Estimated preferred stock and option adjustments. Includes interest expense associated with Samantha acquisition.

FIONA VALUATION BY PARTS - METHOD 2
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                       6/22/2000
                                                                        $ 36.81

                                                           Valuation of Fiona
                                  P/E Range                     Segments                   Per Fiona Share
                                  ---------                -------------------             ---------------
Alexandra (a)                        15.9 x               $ 6,180         $ 6,180      $ 14.26        $ 14.26
Diana                                 9.1 x                 3,731           3,731         8.61           8.61
Emma                            10.0 x - 13.0 x             6,820 -         8,866        15.74  -       20.46
Alexandra corporate exp.        12.0 x   13.2 x   (c)      (1,341)-        (1,475)       (3.09) -       (3.40)
Corporate (b)                   12.0 x - 13.2 x   (c)      (1,000)-        (1,100)       (2.31) -       (2.54)
                                                         ----------      --------      ----------     -------
Total                                                    $ 14,391 -      $ 16,202      $ 33.21  -     $ 37.39


(a) Pro forma for Samantha acquisition.
(b) Estimated preferred stock and option adjustments. Includes interest expense associated with Samantha acquisition.
(c) Weighted average of Alexandra, Diana and Emma multiples.

SUMMARY OF MINORITY BUY-IN TRANSACTIONS
MEDIAN DATA FOR FINAL PRICE


                                            Final premium to        Final premium to     Final premium to    Final premium to
                                           1-day prior to ann.         1-month avg.         1-year avg.         52-week high
                                           -------------------      ----------------     ----------------    ----------------
50 - 90% EXISTING SHAREHOLDERS

    Financial Institutions (13)                     18.6 %                 27.1 %               21.9 %              98.8 %
    Non-Financial Institutions (65)                 20.9                   23.8                 28.6                99.8
    All Industries (82)                             20.4                   23.8                 26.1                99.8

    Cash (63)                                       24.9 %                 28.8 %               32.0 %             100.4 %
    Stock (22)                                      11.9                   16.0                 25.3                97.3

    Domestic (62)                                   19.6 %                 23.7 %               25.5 %             100.0 %
    Foreign (16)                                    22.1                   29.0                 38.7                98.7

    Deals > $1 Bn. (9)                              18.6 %                 23.8 %               30.9 %             100.2 %

Notes
Source:  SDC.
All market data prior to announcement.
(  ) Denotes the number of transactions.
Dual cash-stock transactions counted in both categories.

COMPARISON OF SELECTED BUYOUTS
BY 40-50% EXISTING SHAREHOLDERS


-----------------------------------------------------------------------------------------------------------------------------------


DATE                                                               ACQUIROR                   ACQUIROR        DEAL       DATE
EFFECTIVE  TARGET NAME                 ACQUIROR NAME               INDUSTRY SECTOR            NATION       VALUE ($ MM)  OF ANN.
-----------------------------------------------------------------------------------------------------------------------------------
08/09/1995 Arcadian Partners           Arcadian Corp               Chemicals                  U.S.            428.4      01/18/1995

08/31/1995 CCP Insurance               Conseco                     Insurance                  U.S.            273.7      02/27/1995
11/28/1995 Applied Immune Sciences     Rhone-Poulenc Rorer         Drugs                      U.S.             84.6      10/18/1995
05/31/1996 Charter Bancshares          NationsBank                 Banks                      U.S.             94.7      01/26/1996
07/03/1996 Guaranty National           Orion Capital               Insurance                  U.S.             85.1      05/07/1996
11/13/1996 Calgene                     Monsanto                    Chemicals                  U.S.             50.0      07/31/1996
08/12/1997 AST Research                Samsung Electronics         Communications Equip.      Korea           495.8      01/30/1997

12/23/1997 Perkins Family Restaurant   Restaurant                  Retail Trade               U.S.             76.3      08/04/1997
12/29/1997 Rexel                       Rexel SA                    Wholesale Trade            France          302.0      08/29/1997
02/25/1998 Western National            American General            Insurance                  U.S.           1215.0      09/12/1997


12/31/1997 Air & Water Technologies    Cie Generale des Eaux       Electric, Gas, and Water   France           60.0      09/25/1997
06/24/1998 Ticketmaster Group          HSN                         Radio and Television       U.S.            413.2      10/20/1997


01/29/1998 Keebler Foods               Flowers Industries          Food                       U.S.            309.1      01/29/1998
04/23/1999 Brylane                     Pinault-Printemps Redoute   Retail Trade               France          230.6      12/02/1998
03/01/1999 ExecuStay                   Marriott International      Hotels and Casinos         U.S.             64.8      01/06/1999
07/28/1999 VWR Scientific Products     Merck                       Drugs                      Germany         581.1      06/08/1999
pending    Digital Link                Investor Group              Investment & Commodity     U.S.             50.7      09/03/1999





02/09/2000 Trigen Energy               Elyo                        Business Services          France          159.2      01/19/2000









-----------------------------------------------------------------------------------------------------------
                               PREMIUM
 FINAL          PREMIUM TO     TO 1 DAY      PREMIUM TO    PREMIUM TO    FINAL PRICE
 PR/SH          INITIAL BID    PRIOR TO      1 MONTH       1 YEAR AVG.   AS % OF 52-     CONSIDERATION
 ($)            PRICE (%)      ANN. (%)      AVERAGE (%)   (%)           WEEK HIGH          OFFERED
-----------------------------------------------------------------------------------------------------------
 29.00          11.5           17.2          23.5           21.5         110.5         Convert. Preferred
 23.25           3.3           20.0          21.8           12.8          89.9                Cash
 11.75            NA           67.9          49.2           95.7         100.0                Cash
 25.80            NA            1.2          19.1           55.9          99.2            Common Stock
 18.50            NA           15.6          18.6           16.5          97.4                Cash
  8.00            NA           64.1          50.4           32.9          98.5                Cash
  5.40            NA           16.8          12.9           (4.6)         63.5                Cash
                                                                                          Liabilities
 14.00           7.7           28.7          29.3           10.6          94.1                Cash
 22.50          15.4           19.2          24.8           35.1         108.1                Cash
 30.82            NA            9.6          11.8           33.6         105.4                Cash
                                                                                          Common Stock

    NA            NA             NA            NA             NA            NA           Preferred Stock
 29.70          18.8           32.0          34.9           96.7         123.1            Common Stock


 27.60            NA             NA           2.9            2.9         102.2                Cash

 24.50          22.5           45.2          61.7          (40.5)         40.1                Cash
 14.00            NA            3.2          12.6           26.1          98.2                Cash
 37.00            NA           32.7          32.0           50.2         115.2                Cash
 10.30            NA           25.8          28.6           59.1          84.9                Cash







 23.50            NA           38.2          35.5           34.3          97.2                Cash

----------------------------------------------------------------------------------
      Median    13.5           22.9          24.8           32.9          98.5
      Mean      13.2           27.3          27.6           31.7          95.7
      High      22.5           67.9          61.7           96.7         123.1
      Low        3.3            1.2           2.9          (40.5)         40.1
----------------------------------------------------------------------------------

BLENDED MULTIPLE VALUATION


Fiona Blended 2001E P/E Multiple(a)     15.5x

                                     Implied Price                Implied Premia at                      Implied Multiples at
                                     -------------                -----------------                      --------------------
Fiona EPS                                             $50.30(b)   $53.50   $57.00   $60.00     $50.30(b)   $53.50   $57.00   $60.00
Pre-Diana (c)
     $ 3.30                           $ 51.31          (2.0)%       4.3%    11.1%    16.9%      15.2x       16.2x    17.3x    18.2x

Post-Diana (Assumes Emma Holds Stock)
     $ 2.63                           $ 40.80          23.3        31.1     39.7     47.1       19.1        20.4     21.7     22.8

Post-Diana (Stock Proceeds Reinvested @ 7.5%)
     $ 2.82                           $ 43.86          14.7        22.0     30.0     36.8       17.8        18.9     20.2     21.2

Post-Diana (Stock Proceeds Reinvested)
  Less Credit Losses(l)
     $ 2.76                           $ 42.81          17.5        25.0     33.1     40.2       18.2        19.4     20.7     21.8

(a) Assumes 70% Insurance (J-P Multiple of 14.3x) and 30% Asset Management (Median multiple of 18.4x).
(b) Value of Fiona offer at September 27, 2000 given Anna Price of $67.19
(c) IBES median estimate.
(d) Assumes Fiona gives up after tax investment income of $29mm on $600mm of capital due to credit issues.